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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2004

Intrado Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (720) 494-5800

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On March 12, 2004, Intrado Inc. agreed to an eight-year extension of its 9-1-1 data management services agreement with Qwest Corporation. The agreement, which was set to expire in December 2005, will continue until February 2012. Under the new terms, Intrado is designated as the exclusive provider of 9-1-1 data management services to Qwest.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc. (Registrant)
Date: March 17, 2004	By:	/s/ MICHAEL D. DINGMAN, JR. Michael D. Dingman, Jr. Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE